UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2009

MedQuist Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Bishops Gate Boulevard, Suite 300, Mount Laurel, New Jersey		08054-4632
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	856.206.4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2009, the Board of Directors (the "Board") of MedQuist Inc. (the "Company"), upon the recommendation of the Board’s compensation committee (the "Compensation Committee"), approved the MedQuist Inc. Long-Term Incentive Plan (the "Incentive Plan"). The Incentive Plan is designed to encourage and reward the creation of long-term equity value by certain members of the Company’s senior management team. Effective as of January 1, 2009, certain executives and key employees who will be selected by the Compensation Committee (each, a "participant") will be eligible to participate in the Incentive Plan.

Cash payments pursuant to the Incentive Plan will be made in three equal annual installments during the three years following the expiration of the Incentive Plan’s term (December 31, 2011). The aggregate value available for distribution under the Incentive Plan will be based on the growth of the Company’s equity value between December 31, 2008 and December 31, 2011 (the "Incentive Plan Aggregate Pool"). The "equity value" of the Company under the Incentive Plan is as an amount equal to, as of the applicable date of calculation, the latest 12-month EBITDA times a multiple to be determined by the Compensation Committee, less all short- and long-term debt of the Company, plus all cash of the Company. The Compensation Committee also may make certain adjustments to the calculation of the equity value of the Company in accordance with the terms of the Incentive Plan.

Each participant will receive payments out of the Incentive Plan Aggregate Pool in accordance with the number of points such participant earns over the term of the Incentive Plan. Points will be awarded based on Company performance and individual achievement, as well as for hiring and retention purposes. Points can be awarded at any time during the Incentive Plan’s term, but will generally be awarded annually. An aggregate of 600 points (correlating to the 6% of total equity value represented by the Incentive Plan Aggregate Pool) are available for awards over the Incentive Plan’s term. At the end of the Incentive Plan’s term, each point will be converted into the right to receive a cash amount equal to 0.01% of the Incentive Plan Aggregate Pool. The award of points is at the sole discretion of the Compensation Committee.

Actual payments that may be made under the Incentive Plan cannot be estimated as of the date of this current report because they depend on the number of points awarded to each participant and the value of the Incentive Plan Aggregate Pool, which will only be determinable upon completion of the Company’s audited financial statements for fiscal year 2011.

The Incentive Plan and payments thereunder may be accelerated upon a change of control, or decelerated in the event that the Company’s equity value diminishes during any fiscal year in which payments are otherwise scheduled to be made pursuant to the terms of the Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Inc.

September 2, 2009	By:	/s/ Mark R. Sullivan

Name: Mark R. Sullivan
Title: General Counsel, Chief Compliance Officer and Secretary